UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2010

Waccamaw Bankshares, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-33046	52-2329563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North J. K. Powell Boulevard, Whiteville, NC		28472-3008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (910) 641-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Waccamaw Bank, the wholly owned subsidiary of Waccamaw Bankshares, Inc., previously entered into executive supplemental retirement plan agreements with each of James G. Graham, president and chief executive officer; David A. Godwin, senior vice president and chief financial officer; Freda H. Gore, senior vice president and chief operating officer; Kim T. Hutchens, senior vice president and chief administrative officer; Richard C. Norris, senior vice president and chief credit officer; and Geoffrey R. Hopkins, senior vice president and senior commercial lender. A copy of the executive supplemental retirement plan agreement with Mr. Graham, which is substantially identical to the agreements with the other executives, was filed with the Securities and Exchange Commission as exhibit 10.5 to the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008.

The terms of the agreements may be amended with the mutual written consent of the bank and the executive. Effective September 30, 2010, the bank and each of the executives agreed to amend and modify the terms of the agreements such that the balance accrued for the executive’s retirement benefit will be indefinitely frozen and no further liability accruals will be made unless the bank and the executives agree otherwise in the future. The details of the amendments are described below.

Normal Retirement Age Benefits. The agreements previously provided that executives serving until age sixty-five would receive an annual retirement benefit in cash for life commencing upon their attainment of age sixty-five. The annual retirement benefit was equal to $130,000 per year (less applicable social security payments) in the case of Mr. Graham and $80,000 per year (less applicable social security payments), in the case of Ms. Gore and Messrs. Godwin, Norris, Hutchens and Hopkins. Under the terms of the September 2010 amendments, the executives who remain employed by the bank until age sixty-five will not receive an annual retirement benefit, but will instead receive a single lump sum payment following their attainment of age sixty-five. This lump sum payment will be equal to the balance accrued for their normal retirement benefit. As noted above, the balance accrued has been indefinitely frozen and no further accruals will be made.

Termination Before Age Sixty-Five. Under the original agreements, if the executive voluntarily resigned or was discharged by the bank without cause before reaching age sixty-five, the executive was entitled to receive an annual benefit equal to the balance accrued for his retirement as of the date of termination. If the executive had not yet been employed by the bank for ten years prior to the effective date of the original agreement, then the executive would only be entitled to receive a percentage of his accrual balance amount. Rather than providing an ongoing annual benefit, the 2010 amendments entitle the executives to a single lump sum equal to the accrual balance amount as of the date of termination. The amendments retain the feature that the executive is only entitled to a percentage of the accrual balance amount if he had not been employed by the bank for ten years prior to the date of the original agreement.

Death. Originally, if the executive died while there was a balance accrued for his retirement benefit, his designated beneficiaries were entitled to receive a single lump sum equal to the executive’s age sixty-five accrual balance or the net at risk, whichever amount was lower. The 2010 amendments provide that if the executive dies while employed by the bank and while there is a balance accrued for his retirement benefits, his beneficiaries will be entitled to a single lump sum equal to the balance accrued for the executive’s retirement benefit as of the date of death.

Change in Control. Under the terms of the original agreements, Ms. Gore and Messrs. Hutchens, Norris, and Hopkins would each be entitled to receive, in a single lump sum payment, an amount equal to the their normal retirement age benefit, $80,000 per year for life, without discount for the time value of money, if they resigned for “good reason” within two years following a “change in control,” as those terms are defined in the original agreements. For Messrs. Graham and Godwin, they would be entitled to receive, in a single lump sum payment, an amount equal to their normal retirement age benefit, $130,000 per year for life for Mr. Graham and $80,000 per year for life for Mr. Godwin, without discount for the time value of money, upon the occurrence of a change in control. The 2010 amendments entitle all of the executives to receive a single lump sum payment equal to the balance accrued for their retirement benefit upon a change in control that occurs while the executive remains employed by the bank but before the executive reaches age sixty-five. Under the 2010 amendments, Ms. Gore and Messrs. Hutchens, Norris, and Hopkins are no longer required to resign for good reason following a change in control in order to become entitled to the change in control benefit.

Except as described above, the executive supplemental retirement plan agreements remain unchanged. A copy of the amendment to the executive supplemental retirement plan agreements is included as exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Amendment to Executive Supplemental Retirement Plan

This current report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current belief and expectations of the registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waccamaw Bankshares, Inc.
(Registrant)

Date November 4, 2010

/s/ James G. Graham
James G. Graham
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Amendment to Executive Supplemental Retirement Plan